Exhibit 10.1
CONSENT AND CONVERSION AGREEMENT
This CONSENT AND CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of the 5th day of June, 2007 by and among:
(1)	CANARGO ENERGY CORPORATION, a Delaware Corporation (the “Company”);

(2)	THE PERSONS whose names are set out in Schedule 1 (the “Senior Noteholders” and individually a “Senior Noteholder”); and

(3)	CANARGO LIMITED, a company incorporated under the laws of Guernsey (“CanArgo Limited”).
WHEREAS
(A)	On 25 July 2005 the Senior Noteholders entered into a Note Purchase Agreement with the Company, as amended (the “NPA”) pursuant to which the Company issued US$25,000,000 in aggregate principal amount of senior secured promissory notes due 25 July 2009 (the “Senior Secured Notes”) to the Senior Noteholders which are convertible into shares of common stock, par value $0.10 each, in the Company.

(B)	On or around the date of this Agreement, the Company and the Senior Noteholders have entered into an amendment to the NPA pursuant to which the Senior Noteholders have acquired the right to convert an aggregate of US$10,000,000 of the entire outstanding principal amount of the Senior Secured Notes into Tethys Common Stock at a price of US$2.50 per share of Tethys Common Stock (the “Amendment Agreement”).

(C)	Certain of the Senior Noteholders are willing to agree to convert US$10 million in aggregate of their Senior Secured Notes into Tethys Common Stock in accordance with the NPA as amended by the Amendment Agreement on the terms and subject to the conditions set out in this Agreement.
IT IS AGREED as follows:
1	DEFINITIONS AND INTERPRETATION
1.1	In this Agreement the following words and expressions shall, unless the context otherwise requires, have the following meanings:

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, Toronto or London are required or authorized to be closed;

“Conversion” has the meaning ascribed in Clause 3.1 of this Agreement;

“Conversion Date” means the date five Business Days from the date of satisfaction of the conditions specified in Clause 2.1 of this Agreement;

“Conversion Stock” has the meaning ascribed to it in Clause 3.1 of this Agreement;

“Senior Noteholders” means the record holders of the Senior Secured Notes as of the Conversion Date;

“Tethys” means Tethys Petroleum Limited, a company incorporated under the laws of the Bailiwick of Guernsey and an indirect subsidiary of the Company;

“Tethys Common Stock” means the ordinary shares with a nominal value of $0.10 each in the capital of Tethys; and

“Tethys Share Pledge” means the pledge over certain of the Tethys Common Stock granted to the Senior Noteholders pursuant to the Security Interest Agreement dated 9 February 2007 by and among CanArgo Limited, Tethys, Ingalls & Snyder LLC and others party thereto.

1.2	Words and expressions defined in the NPA shall have the same meanings herein except in so far as expressly varied by or inconsistent with the provisions of this Agreement.

2	CONDITIONS PRECEDENT

2.1	The Senior Noteholders consent to the conversion of, and those Senior Noteholders whose names are set out in Schedule 1 agree that they shall convert, an aggregate of US$10 million of the entire principal amount issued and outstanding under the Senior Secured Notes into shares of Tethys Common Stock pursuant to the NPA conditional upon the prior or contemporaneous satisfaction or waiver of the following conditions:
(a)	The Senior Noteholders and the Company shall have entered into the Amendment Agreement; and

(b)	Ingalls & Snyder LLC, as the Security Agent, shall have provided the requisite consent to release the Conversion Stock from the Tethys Share Pledge.
2.2	Notwithstanding Clause 2.1 the Required Holders (as defined in the NPA) shall be entitled by notice in writing given to the Company to waive (to such extent as they may think fit) compliance with the conditions stated in Clauses 2.1(a) and (b).

2.3	If any of the conditions in Clause 2.1 has not been satisfied or waived by 8 June 2007 (or by such later date as may be agreed in writing between the Senior Noteholders, and the Company), then, without prejudice to any accrued rights of the parties arising in respect of any of the provisions of this Agreement, this Agreement shall, thereupon cease to have effect.

3	CONVERSION

3.1	Subject to the terms of Clause 2, on and with effect from the Conversion Date the Senior Noteholders whose names are set out in Schedule 1 shall convert US$10 million of the entire outstanding principal amount of the Senior Secured Notes held by them in aggregate into 4 million shares of Tethys Common Stock (the “Conversion Stock”) pursuant to the NPA as amended by the Amendment Agreement (the “Conversion”). The principal amount of each of the Senior Secured Notes being converted by each such Senior Noteholder pursuant to this Agreement is as set out opposite their respective names in Column (2) of Schedule 1.

3.2	Accrued interest through the Conversion Date in respect of the Senior Secured Notes being converted shall be payable by the Company in cash to each of the Senior Noteholders who is converting Senior Secured Notes in the proportions set out opposite their respective names in Column (4) of Schedule 1. The interest payments due to the converting Senior Noteholders pursuant to this Clause 3.2 shall be paid to the converting Senior Noteholders on the Conversion Date.

3.3	The Conversion Stock shall be divided amongst the converting Senior Noteholders in the amounts set out opposite their respective names in Column (3) of Schedule 1.

3.4	The Conversion Stock to be issued to each converting Senior Noteholder pursuant to this Clause 3 to effect the Conversion shall be satisfied by the transfer on the Conversion Date by CanArgo Limited of the requisite amount of the Conversion Stock due to each converting Senior Noteholder with full title guarantee in consideration for the cancellation of an aggregate of US$10 million of the Senior Secured Notes held by the converting Senior Noteholders.

4	WARRANTS

4.1	The consideration payable to the converting Senior Noteholders for the conversion of all or part of their Senior Secured Notes into Tethys Common Stock pursuant to Clause 3 shall be the issue by the Company of warrants (the “Compensation Warrants”) to purchase up to an aggregate of 11,111,111 shares, at an exercise price of US$0.90 per share (subject to adjustment), of the Company’s common stock par value US$0.10 per share (the “Compensation Warrant Shares”). The Compensation Warrants issuable to the converting Senior Noteholders pursuant to this Clause 4.1 shall be issued to the converting Senior Noteholders on the Conversion Date upon consummation of the conversion.

4.2	The Compensation Warrants to be issued to the converting Senior Noteholders shall be substantially in the form set out in Schedule 2, with such changes thereto, if any, as may be approved by the Required Holders (as defined in the NPA) and the Company in respect of their respective Compensation Warrants.

4.3	The Compensation Warrants shall be divided amongst the converting Senior Noteholders in the proportions of the Senior Secured Notes being converted by them respectively.
5	GENERAL
5.1	Representations and Warranties

The Senior Noteholders party hereto hereby repeat their respective representations and warranties to the Company set forth in the NPA with the same effect as if set forth in full herein, and, in connection therewith, they hereby further represent, warrant, acknowledge and agree with the Company that neither the Conversion Stock, the Compensation Warrants nor the Compensation Warrant Shares (collectively the “Securities”) have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or any other state, provincial or foreign securities laws (such laws together with the Securities Act being collectively referred to herein as “Securities Laws”), the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and the Securities may not be sold, transferred or offered for sale except in compliance with all applicable Securities Laws and the rules and regulations promulgated thereunder. The certificates evidencing the Securities shall be imprinted with suitable restrictive legends reflecting the foregoing.

5.2	Further Assurance

The parties shall at their own cost do or procure the doing of all such acts and things and/or execute or procure the execution of all such documents as are reasonably required to give effect to the provisions of this Agreement.

5.3	Assignment

No party shall be entitled to assign in whole or in part any rights and/or obligations arising under this Agreement to a third party without the prior written consent of the other parties.

5.4	Entire Agreement

This Agreement together with the NPA constitute the entire agreement among the parties with respect to the matters dealt with herein and supersedes any previous agreement among the parties in relation to such matters.

5.5	Variation

No variation of this Agreement shall be valid or effective unless made by an instrument in writing signed by the parties hereto.

5.6	Waiver

No waiver by either party of any of the requirements hereof or of any of its rights hereunder shall be effective unless given in writing and signed by or on behalf of that party and no forbearance, delay or indulgence by either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party nor shall any waiver by that party of any of the requirements hereof or any of its rights hereunder release the other from full performance of its remaining obligations stated herein.

5.7	Severability

Each provision of this Agreement shall be construed separately and (save as otherwise expressly provided herein) none of the provisions hereof shall limit or govern the extent, application or construction of any other of them and notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable the remaining provisions of this Agreement shall continue in full force and effect.

5.8	Counterparts, Facsimile Execution and Delivery

This Agreement may be executed in any number of counterparts and by each of the parties on separate counterparts each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be equally effective as the delivery of a manually executed counterpart of this Agreement.

5.9	Law and Jurisdiction

5.9.1	This Agreement shall be governed by and construed in accordance with the law of the State of New York.

5.9.2	Each party hereby submits to the non-exclusive jurisdiction of the Courts of New York as regards any claim, dispute or matter arising out of or in connection with this Agreement and its implementation and effect.

5.10	Binding Effect

This Agreement shall be binding upon the parties hereto and their successors in interest and assigns.

5.11	Notices

All notices, demands, elections, requests and communications provided for hereunder shall be in writing and sent: (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)	if to the Senior Noteholders, to Senior Noteholders at their respective addresses as set forth on the books maintained by the Company, or at such other address as any Senior Noteholder shall have specified to the Company in writing,

(ii)	if to the Company, to the Company at its principal executive office to the attention of Chief Executive Officer, or at such other address as the Company shall have specified to the Senior Noteholders in writing;

(iii)	if to CanArgo Limited, to CanArgo Limited at its principal executive office for the attention of the Chief Executive Officer, or at such other address as CanArgo Limited shall have specified to the Company in writing.
Notices under this Section 5.10 will be deemed given only when actually received.
[signature pages follows]

IN WITNESS of which the parties have executed and delivered this document as a deed on the date first before written.
SIGNED by

For and on behalf of CANARGO
ENERGY CORPORATION

Name:

Title:

For and on behalf of INGALLS & SNYDER
VALUE PARTNERS L.P.

Name:

Title:

NIKOLAOS D MONOYIOS

THOMAS L GIPSON

ARTHUR KOENIG

THOMAS L GIPSON IRA

EVAN JANOVIC

ARTHUR ABLIN

For and on behalf of FLEDGLING
ASSOCIATES LLC
By: Hartz Trading, Inc., Manager

Name:

Title:

ADAM JANOVIC

NEIL JANOVIC

ANTHONY CORSO

JOHN GILMER

MARTIN SOLOMON

SIGNED by

For and on behalf of
CANARGO LIMITED

Name:

Title:

SCHEDULES
SCHEDULE 1
Senior Noteholders

		(3)
	(2)	Number of shares of	(4)
	Amount of Senior	Tethys Common Stock	Proportion of
(1)	Secured Note being	to be received on	Interest Payment
Name of Senior Noteholders	converted (US$)	Conversion	due on Conversion
Ingalls & Snyder Value Partners L.P.	5,500,000	2,200,000	55%
Arthur Koenig	2,000,000	800,000	20%
Thomas L Gipson IRA	1,000,000	400,000	10%
Evan Janovic	275,000	110,000	2.75%
Arthur Ablin	250,000	100,000	2.5%
Fledgling Associates LLC	250,000	100,000	2.5%
Adam Janovic	200,000	80,000	2%
Neil Janovic	200,000	80,000	2%
Anthony Corso	125,000	50,000	1.25%
John Gilmer	125,000	50,000	1.25%
Martin Solomon	75,000	30,000	0.75%

SCHEDULE 2
Form of Warrant Certificate
(Senior Noteholders)

SCHEDULE 2
FORM OF WARRANT
(Senior Noteholders)
THE WARRANTS REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS (COLLECTIVELY, THE “WARRANT SECURITIES”), HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AFFORDED UNDER THE ACT AND APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS. THE WARRANT SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS APPLICABLE (IN WHICH CASE THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT) AND THE PROVISIONS OF ALL OTHER APPLICABLE SECURITIES LAWS ARE OBSERVED.
CANARGO ENERGY CORPORATION
Incorporated Under the Laws of the State of Delaware

No.		Common

Stock Purchase Warrants
CERTIFICATE FOR COMMON STOCK
PURCHASE WARRANTS
1. Warrant, This Warrant Certificate certifies that                     , or registered assigns (the “Registered Holder”), is the registered owner of the above indicated number of Warrants expiring on the Expiration Date, as hereinafter defined. One (1) Warrant entitles the Registered Holder to purchase one (1) share of the common stock, $.10 par value (a “Share”), of CanArgo Energy Corporation, a Delaware corporation (the “Company”), from the Company at a purchase price of $0.90 (the “Exercise Price”) at any time during the Exercise Period, as hereinafter defined, upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed and accompanied by payment of the Exercise Price at the principal office of the Company.
     Upon due presentment for transfer or exchange of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate, subject to the limitations provided herein, upon payment of any tax or governmental charge imposed in connection with such transfer. Subject to the terms hereof the Company shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted hereunder.
     This Warrant is one of several warrants in substantially identical form issued pursuant to the provisions of that certain Conversion Agreement dated June 5, 2007 by and among the Company, CanArgo Limited (a company incorporated under the laws of the Island of Guernsey), and the persons whose names and addresses are set out in Schedule 1 attached thereto (the “Senior Noteholders” and individually a “Senior Noteholder”)(the “Conversion Agreement”). Any capitalized terms not otherwise expressly defined herein shall have the meaning ascribed thereto in the Conversion Agreement.
2. Restrictive Legends. Each Warrant Certificate shall bear legends substantially in the form of the legends that appear at the beginning of this Warrant Certificate. Each certificate representing Shares issued upon exercise of a Warrant, unless such Shares are then registered under the Securities Act of 1933, as amended (the “Act”), shall bear a legend in substantially the following form:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITES ACT OF 1933, AS AMENDED (THE“ACT”) OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AFFORDED UNDER THE ACT AND SUCH APPLICABLE LAWS OF OTHER JURISDICTIONS. THE SHARES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT IS APPLICABLE (IN WHICH CASE THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT) AND THE PROVISIONS OF ALL OTHER APPLICABLE SECURITIES LAWS ARE OBSERVED.”
Each such certificate representing Shares may also bear such legend relating to the issuance of such Shares pursuant to any applicable securities laws as counsel for the Company shall reasonably deem appropriate.
3. Exercise. Subject to the terms hereof: the Warrants, evidenced by this Warrant Certificate, may be exercised at the Exercise Price in whole or in part at any time during the period (the “Exercise Period”) commencing on the next Business Day after the Conversion Date as contemplated by Section 4 of the Conversion Agreement and terminating at the close of business on the earlier of: (i) July 25, 2009; or (ii) or shall be exercised on such sooner date at the election of the Company and upon at least thirty (30) days prior written notice to the Registered Holder in the event that: (a) the Manavi M12 well indicates, by way of an independent engineering report, sustainable production, if developed, in excess of 7,500 barrels of oil per day or (b) all the warrants originally issued under that certain Note and Warrant Purchase Agreement dated as of March 3, 2006 by and among the Company and the purchasers listed therein are exercised by the holders thereof and the average closing price for the Company’s Common Stock on the American Stock Exchange or, if the Common Stock is not then listed for trading on the American Stock Exchange (“AMEX”) then the Oslo Stock Exchange, is above U.S. $2.00 (or its equivalent in NOK, and in any case adjusted for any stock dividends, stock split, its reverse split, recapitalization or reorganization) for a period of five consecutive trading days (the “Expiration Date”). The Exercise Period may also be extended by the Company’s Board of Directors.
     A Warrant shall be deemed to have been exercised in immediately prior to the close of business on the date (the “Exercise Date”) of the surrender to the Company at its principal offices of this Warrant Certificate with the exercise form attached hereto executed by the Registered Holder and accompanied by payment to the Company, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.
     The person entitled to receive the Shares issuable upon exercise of a Warrant or Warrants (“Warrant Shares”) shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant or script or cash with respect thereto, but, if Company elects not to issue a fractional share, the Company will pay a cash adjustment in respect of any fraction of a Warrant Share which would otherwise be issuable in an amount equal to the same fraction of the amount by which the market price of a Share on the date of exercise exceeds the Exercise Price, such market price to be determined in good faith by the Board of Directors of the Company. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.
     Promptly, and in any event within ten business days after the Exercise Date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.
     The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the Registered Holder thereof to any of the rights of shareholders or to any dividend declared on the Shares unless the Registered Holder shall have exercised the Warrants and thereby purchased the Warrant Shares prior to the record date for the determination of holders of Shares entitled to such dividend or other right.
4. Net Issue Conversion. Notwithstanding anything in this Warrant to the contrary, the Registered Holder hereof may, subject to the prior concurrence of the Company, in lieu of exercising this Warrant in the manner provided above in Section 3, elect to convert this Warrant into Warrant Shares equal in number to the value of the exercised Warrants by so indicating on the Form of Election to Purchase attached hereto, in which event the Registered Holder shall receive a number of Warrant Shares equal to following shall occur.
          [(X multiplied by (Y minus Z)] divided by Y;
          where:
          X = Number of Warrants Converted
          Y = Fair Market Value of one share of Common Stock
          Z = Exercise Price
For purposes of the above, “Fair Market Value” shall equal the closing price for the Company’s Common Stock on the Exercise Date, as reported on the AMEX or, if the Common Stock is not then listed for trading on the AMEX, then the dollar equivalent of such closing price as reported on the Oslo Stock Exchange on the Exercise Date.
5. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.
     The Registered Holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance, transfer or delivery of any Warrants and Warrant Shares on exercise of the Warrants. In the event the Warrants or Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid the amount of any such taxes or charges incident thereto.
6. Registration of Transfer. The Warrant Certificates may be transferred in whole or in part, provided any such transfer complies with all applicable foreign and United States federal and state securities laws and, if requested by the Company, the Registered Holder delivers to the Company an opinion of counsel to that effect, in form and substance reasonably acceptable to the Company. Warrant Certificates to be transferred shall be surrendered to the Company at its principal office. The Company shall execute, issue and deliver in exchange therefore the Warrant Certificate or Certificates which the Registered Holder making the transfer shall be entitled to receive.
     The Company shall keep transfer books at its principal office which shall register Warrant Certificates and the transfer thereof. On due presentment of any Warrant Certificate for registration of transfer at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form and substance satisfactory to the Company. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.
     All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly cancelled by the Company and thereafter retained by the Company until the Expiration Date. Prior to due presentment for registration of transfer thereof the Company may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company), and the Company shall not be affected by any notice to the contrary.
7. Loss or Mutilation. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate, the Company shall execute and deliver, in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company in an amount satisfactory to the Company. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other reasonable regulations as the Company may prescribe.
8. Adjustment of Shares. The number and kind of securities issuable upon exercise of a Warrant or to be delivered upon the redemption of Warrants hereunder shall be subject to adjustment from time to time upon the happening of certain events (“Adjustment Event”), as follows:
     (a) If the Company shall, at any time prior to the complete exercise of the Warrants evidenced hereby, declare or pay to the holders of its outstanding Shares, a dividend payable in any kind of shares of stock or other securities of the Company, or in property, or otherwise than in cash, the Registered Holder upon thereafter exercising the Warrants evidenced hereby as herein provided shall be entitled to receive for the Exercise Price, in addition to one Warrant Share, such additional share or shares of stock or scrip representing fractions of a share or other securities or property as the Registered Holder would have received in the form of such dividend if he had been the holder of record of such Warrant Share on the record date for the determination of common stockholders entitled to receive such dividend.
     (b) If the Company shall, while any Warrants evidenced hereby remain in force, effect a recapitalization of such character that the Shares covered hereby shall be changed into or become exchangeable for a larger or smaller number of shares, then thereafter, the number of Shares which the Registered Holder shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares of the Company by reason of such recapitalization, and the Exercise Price (per Share) shall in the case of an increase in the number of Shares be proportionately reduced, and in the case of a decrease in the number of shares be proportionately increased.
     (c) In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon exercise of a Warrant) or in case the Company (or any such other corporation) shall merge into or with or consolidate with another corporation or convey all or substantially all of its assets to another corporation or enter into a business combination of any form as a result of which the Shares or other securities receivable upon exercise of a Warrant are converted into other stock or securities of the same or another corporation, then and in each such case, the Registered Holder of a Warrant, upon exercise of the purchase right at any time after the consummation of such reorganization, consolidation, merger, conveyance or combination, shall be entitled to receive, in lieu of the Shares or other securities to which such Registered Holder would have been entitled had he exercised the purchase right immediately prior thereto, such stock and securities which such Registered Holder would have owned immediately after such event with respect to the Shares and other securities for which a Warrant may have been exercised immediately before such event had the Registered Holder exercised the Warrant immediately prior to such event.
     (d) In case the Company shall at any time prior to the exercise of a Warrant evidenced hereby make any distribution of its assets to holders of its Shares by way of a liquidating or partial liquidating dividend or by way of a return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of its incorporation, then the Registered Holder upon thereafter exercising such Warrant as herein provided after the date of record for the determination of those holders of Shares entitled to such distribution of assets, shall be entitled to receive for the Exercise Price, in addition to a Warrant Share, the amount of such assets (or at the option of the Company, a sum equal to the value thereof at the time of such distribution to holders of Shares as such value is determined by the Board of Directors of the Company in good faith) which would have been payable to the Registered Holder had he been the holder of record of such Warrant Share receivable upon exercise of such Warrant on the record date for the determination of those entitled to such distribution.
     The Company shall mail to the holder of this Certificate at least twenty (20) days prior to any Adjustment Event a notice specifying the date on which any such Adjustment Event is to occur together with a description thereof.
     In each case of an adjustment in the Shares or other securities receivable upon the exercise of a Warrant, the Company shall promptly notify the Registered Holder of such adjustment. Such notice shall set forth the facts upon which such adjustment is based.
9. Reduction in Exercise Price .
     The Company’s Board of Directors may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company’s Board of Directors. The Company shall promptly notify the Registered Holders of any such reduction in the Exercise Price. Notwithstanding the foregoing, in no event shall the number of Shares issuable to the holders of the Warrants pursuant to this Section 9 cause the holders of the Warrants collectively to own in excess of 19.9% of the outstanding Common Stock of the Company as at the date of the Note Purchase Agreement unless the Company has obtained the prior approval of its stockholders as required by Section 713 of the AMEX Company Guide as in effect from time to time, provided, however, that the Company shall use commercially reasonable efforts to diligently seek to obtain such approval of its stockholders.
10. Notices. All notices, demands, elections, requests and communications provided for hereunder shall be in writing and sent
     (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
     (b) by registered or certified mail with return receipt requested (postage prepaid), or
     (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
          (i) if to the Registered Holder or its nominee, to the Registered Holder or its nominee at the address of the Registered Holder as set forth on the books maintained by the Company, or at such other address as such Registered Holder or nominee shall have specified to the Company in writing,
          (ii) if to the Company, to the Company at its principal executive office to the attention of Chief Executive Officer, or at such other address as the Company shall have specified to the holder of each Warrant in writing.
     Notices under this Section 10 will be deemed given only when actually received.

11. General Provisions. This Warrant Certificate shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, where the Company maintains its registered offices. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. The headings of this Warrant Certificate are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.
     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the                      day of                     , 2007.

CanArgo Energy Corporation

By:

Title:

CanArgo Energy Corporation
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT — as tenants by the entireties
JR TEN — as joint tenants with right	(Cust) (Minor)
of survivorship and not as tenants in	under Uniform Gifts
common	to Minor Act .
(State)
Additional abbreviations may also be used though not in the above list.
FORM OF ASSIGNMENT
(To be Executed by the Registered Holder if He
Desires to Assign Warrants Evidenced by the
Within Warrant Certificate)
     FOR VALUE RECEIVED                                                              hereby sells, assigns and transfers (                    ) Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint                                         Attorney to transfer the said Warrants evidenced by the within Warrant Certificates on the books of the Company, with full power of substitution.

Dated:	. Signature

Notice: The above signature must correspond with the name as written upon the Face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.
Signature Guaranteed:
SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

FORM OF ELECTION TO PURCHASE
(To be Executed by the Holder if he Desires to Exercise
the Warrants Evidenced by the Warrant Certificate)
To CanArgo Energy Corporation:
          [The undersigned hereby irrevocably elects to exercise                                          (   ) Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder,                                                                (                                            ) full shares of Common Stock issuable upon exercise of said Warrants and delivery of $                      and payment of any applicable taxes.
     OR
          [The undersigned hereby irrevocably elects to convert                                         (                                        ) Warrants, evidenced by the within Warrant Certificate, and to acquire Warrant Shares pursuant to the “Net Issue Conversion” provision in Section 4 thereof, and, upon payment of any applicable taxes, to acquire Warrant Shares thereunder.]
          The undersigned hereby warrants and represents that he/it is an “accredited investor” as defined under Rule 501(a) of the Securities Act of 1933, as amended and accordingly the Warrants being exercised and the securities deliverable upon exercise thereof have been registered under the Act or are exempt from registration thereunder.
          Please register the certificates for such share as follows:
Please insert taxpayer identification
Or social security number (if any)                                                                                   .

(Please print name)

(Please print address)
          If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be registered in the name of the undersigned at the following address and deliver the Certificate to that address:

(Please print address)
(SIGNATURES CONTINUED ON FOLLOWING PAGE)

Dated:	Signature:	.

     NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the shares is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.
Signature Guaranteed:                                                                                  .
SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.